SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 30, 2003

                      SKYWAY COMMUNICATIONS HOLDING CORP.
             (Exact name of registrant as specified in its charter)



Florida                              000-320-33                  65-0881662
---------------------------      ------------------          -------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


               1680 MICHIGAN AVENUE, SUITE 1000 MIAMI, FL. 33139
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (305) 538-7840

                               I-TELECO.COM, INC.
             1221 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131
         (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

See Item 2.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 30, 2003, SWYC Acquisition Corp., a Florida corporation ("Acquisition Corp.") and our wholly owned subsidiary, signed a definitive Agreement and Plan of Merger, whereby Acquisition Corp. will merge with and into Sky Way Aircraft, Inc., ("SkyWay") a Nevada corporation (the "Merger"). As a result of the Merger, the outstanding shares of Sky Way common stock will convert upon the closing of the Merger into one (1) million shares of SWYC Series A preferred stock and one
(1) million shares of SWYC Series B preferred stock, and the outstanding shares of Acquisition Corp. will be converted into shares of Sky Way, making Sky Way our wholly owned subsidiary. In total, after taking into account all parties, investment bankers, consultants, and service providers, we expect that there will be approximately 50,000,000 shares of common stock, 1,180,000 shares of Series A preferred stock and 1,000,000 shares of Series B preferred stock outstanding at the closing of the Merger.

As more fully set forth in the Certificate of Designation attached as an Exhibit to the Merger Agreement, each share of Series A Preferred Stock has a stated value of $15,000,000 and is convertible, at the option of the Series A Preferred holder, into one hundred (100) shares of our common stock. We have the right to redeem the Series A Preferred Stock within the first (1st) year of closing the transaction for the Stated Value plus 5%. Also, each share of Series A preferred stock shall have that number of votes on all matters that is equal to the number of shares of Series A Preferred Stock are then convertible and shall have a liquidation preference equal to the Stated Value plus one (1%) percent per annum thereon from the date of issuance.

Also, as more fully set forth in the Certificate of Designation attached as an Exhibit to the Merger Agreement, each share of Series B Preferred Stock has a stated value of $15,000,000 and is automatically convertible into two hundred
(200) shares of our common stock, if and only if, from the issuance date to the third (3rd) year anniversary of the issuance date (the "Conversion Period"), (a) the Corporation shall complete a Qualified Public Offering in the aggregate amount of $25,000,000, (b) during any period of thirty (30) consecutive trading days, the average closing price per share of the Common Stock, as reported on a national securities exchange, the NASDAQ NMS or Small Cap Market, or the OTC Bulletin Board, equals or exceeds $4.00 (subject to appropriate adjustment to reflect stock splits, stock dividends, reorganizations and other capitalization changes, and all other events contemplated in), or (c) the Corporation Launches its Product and Services (as defined in the Certificate of Designation for the Series B Preferred Stock). If the above requirements are not met during the Conversion Period, then the Series B Preferred Stock shall be canceled and returned to treasury. The Series B Preferred Stock has similar voting and redemption rights as the Series A Preferred Stock. At this time, the holders of the Series B Preferred Stock would not be

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able to convert their shares into our common stock and there is no assurance that they will meet the requirements at a later date.

The Agreement and Plan of Merger is subject to various conditions, which if not waived, must be accomplished prior to the closing of the Merger. These include, but are not limited to: shareholder consent by the Sky Way Aircraft shareholders, execution of a License Agreement between Brent Kovar and Sky Way Aircraft, and execution of an Employment Agreement with an assignment of patents and inventions provisions between Sky Way, SWYC and Brent Kovar. In addition, upon closing of the Merger James Kent will become our new Chief Executive Officer, Brent Kovar will be appointed as the President and Chairman of the Board of Directors; and Joy Kovar will be appointed the Corporate Secretary. It is anticipated that after the closing of the Merger, Mr. Kent and Mrs. Kovar shall be appointed, subject to a filing of a Schedule 14F-1, members of our board of directors.

The Agreement and Plan of Merger also calls for a Break Up fee of $500,000 to be paid by Sky Way Aircraft in the event it terminates the agreement other than as a result of our Breach of Warranty, Representation or Covenants set forth in the Agreement and Plan of Merger.

We urge all interested parties to review the Agreement and Plan of Merger, the Series A and B Preferred Stock Certificate of Designations attached hereto as
Exhibit 2.1.

THE BUSINESS OF SKY WAY

Sky Way Aircraft, Inc. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. Sky Way Aircraft is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, Sky Way Aircraft intends to provide broadband connectivity between the ground and in-flight aircraft throughout the U.S. using technology that provides a broadband high-speed data transmission. Sky Way Aircraft intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the internet. Their network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

FUTURE DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the merger, it is anticipated that the following persons will serve as executive officers and ultimately our directors:

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JIM KENT Mr. Kent has been CEO and Director of Sky Way Aircraft since July 2002 and its CFO since February 2003. He has been director of business operations for Sky Way Global since 2000. From 1998 to 1999, Mr. Kent served as director of operations for Satellite Access Systems, Inc., a satellite services company where he was responsible for the day-to-day operations. From 1997 to 1998 he served as a senior management consultant for Booz, Allen & Hamilton, a government contractor and national/international business consulting firm providing program and financial management services to the U. S. Government. From 1980 to 1997, Mr. Kent served in various government contract management positions providing financial and program management services supporting national communications and intelligence projects for the Department of Defense, National Security Agency, and Department of the Navy.

BRENT KOVAR Mr. Kovar has been President and Director of Sky Way Aircraft since inception. In addition, as president and director of research and development and engineering, Mr. Kovar founded Sky Way Global in 2000, a high speed broadband wireless service company. From 1996 to 2000, Mr. Kovar served as the executive vice president and director of research and development for Satellite Access Systems, a satellite services company. In 1990, Mr. Kovar founded PC, Ltd., a company that produced specialty-designed remote controlled arm and RF/communications related products, and until 1996, he served as president and director of new product engineering. From 1987 to 1989, he was associated with Jacobs Engineering, an national engineering company in Pasadena, California. From 1986 to 1987, Mr. Kovar worked with Falcon Communications as a wireless communications engineer. Mr. Kovar earned a Bachelor of Science degree from Devry Institute and is currently pursuing post graduate programs with a goal of a masters degree.

JOY KOVAR Mrs. Kovar has been Secretary and Director of Sky Way Aircraft since inception. She started working for Sky Way Global in 2000 as vice president of corporate services responsible for administrative support, human relations and accounting services. Her early experience in personnel work was gained during 1957 to 1960 for the Department of Agriculture and later with the Air Force in 1963 and 1964. In 1960, Mrs. Kovar started Communication Skills Laboratory, in Pasadena, California. She conducted classes for hundreds of business people in banking, finance and general administration. From 1964 to 1993, Mrs. Kovar worked in the field of education. In addition to classroom experience she worked in school administration, including Federal programs for improvement and State of California team for school inspection. She completed a Bachelor of Arts at Arizona State University in 1957 and a Masters of Arts in 1978 at Redlands University, California with postgraduate work at UCLA. Mrs. Kovar is Brent Kovar's mother.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

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Not applicable.

ITEM 5. OTHER EVENTS.

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

2.1 Agreement and Plan of Merger made and entered into as of May 30, 2003 by and between SkyWay Communications Holding Corp., SWYC Acquisition Corp., Sky Way Aircraft, Inc., Brent Kovar, and Michael D. Farkas.

99.1 Press Release

ITEM 8. CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE.

On June 3, 2003, the Company announced via press release the Company's Agreement and Plan of Merger. A copy of the Company's press release is attached hereto as
Exhibit 99.1.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SKYWAY COMMUNICATIONS HOLDING CORP.
                                  (Registrant)





Date:  June 3, 2003               By: /s/   Jamee Kalimi
                                  -----------------------------------------
                                    Jamee Kalimi, Secretary and President



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